UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 18, 2015

THE HERSHEY COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-183	23-0691590
(Commission File Number)	(IRS Employer Identification No.)

100 Crystal A Drive Hershey, Pennsylvania	17033
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 534-4200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 18, 2015, The Hershey Company (the “Registrant”) entered into a Pricing Agreement (the “Pricing Agreement”) with Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Capital Markets LLC, as representatives of the several underwriters listed in Schedule I to the Pricing Agreement (the “Underwriters”), pursuant to which the Registrant has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase from the Registrant, $300,000,000 aggregate principal amount of 1.600% Notes due August 21, 2018 (the “2018 Notes”) and $300,000,000 aggregate principal amount of 3.200% Notes due August 21, 2025 (the “2025 Notes” and, together with the 2018 Notes, the “Notes”). The Pricing Agreement incorporates by reference the terms and conditions of the Underwriting Agreement, dated August 18, 2015 (the “Underwriting Agreement”), between the Registrant and, as to the issuance and sale of the Notes, the Underwriters. The Registrant is offering and selling the Notes under the Registrant’s Registration Statement on Form S-3 (File No. 333-205269), which Registration Statement relates to the offer and sale on a delayed basis from time to time of an indeterminate amount of the Registrant’s debt securities. The Registrant intends to use the net proceeds of the offering to repay at maturity its $250 million aggregate principal amount of 4.85% Notes due 2015, to fund its cash tender offer for up to $100 million aggregate purchase price of its $100 million aggregate principal amount of 8.80% Debentures due 2021 and its $250 million aggregate principal amount of 7.20% Debentures due 2027 (the “Tender Offer”) and for general corporate purposes.

The foregoing descriptions of the Pricing Agreement and the Underwriting Agreement are qualified by reference to the respective agreements, copies of which are attached hereto as Exhibit 1.1 and 1.2, respectively, and incorporated by reference herein. Further information concerning the Notes and related matters is set forth in the Registrant’s Prospectus Supplement dated August 18, 2015, which was filed with the Securities and Exchange Commission on August 19, 2015.

In the ordinary course of their respective businesses, the Underwriters and their affiliates may have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with the Registrant and its affiliates for which they have in the past received, and may in the future receive, customary fees. Affiliates of certain of the Underwriters are lenders under the Registrant’s existing credit agreement. Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as dealer managers in the Tender Offer. U.S. Bancorp Investments, Inc. is an affiliate of the Trustee.

Item 8.01	Other Events.

Offering of the Notes

On August 18, 2015, the Registrant issued a press release announcing the offering of the Notes in a public offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Pricing of the Notes

On August 18, 2015, the Registrant issued a press release announcing the pricing of the Notes in a public offering. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

1.1	Pricing Agreement, dated August 18, 2015, between the Registrant and the Underwriters

1.2	Underwriting Agreement, dated August 18, 2015, between the Registrant and, as to the issuance and sale of the Notes, the Underwriters

99.1	Press Release dated August 18, 2015 announcing a notes offering

99.2	Press Release dated August 18, 2015 announcing the pricing of notes due 2018 and notes due 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2015

THE HERSHEY COMPANY
(Registrant)

By:	/s/ Patricia A. Little
Patricia A. Little
Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
1.1	Pricing Agreement, dated August 18, 2015, between the Registrant and the Underwriters

1.2	Underwriting Agreement, dated August 18, 2015, between the Registrant and, as to the issuance and sale of the Notes, the Underwriters

99.1	Press Release dated August 18, 2015 announcing a notes offering

99.2	Press Release dated August 18, 2015 announcing the pricing of notes due 2018 and notes due 2025